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                                 PROMISSORY NOTE

$32,021,172.00                                             San Juan, Puerto Rico
                                                                  August 3, 1998

         ON DEMAND for value received, the undersigned (the "Borrower") promises to pay to Posadas de Puerto Rico Associates, Inc., a Delaware corporation (the "Lender"), the aggregate sum of THIRTY TWO MILLION TWENTY ONE THOUSAND ONE HUNDRED AND SEVENTY TWO DOLLARS ($32,021,172.00), or such lesser amount as shall then remain unpaid, under this Note, with interest. The principal amount of this Note represents funds to be used by the Borrower to satisfy a portion of its payment obligation to The Bank of Tokyo-Mitsubishi, Ltd. and to pay costs and expenses associated therewith and to the refinancing thereof.

         This Note shall bear interest on the unpaid principal amount of this Note from time to time from the date hereof to the date of its repayment at the prime rate announced in New York City by The Chase Manhattan Bank, N.A., from time to time (the "Prime Rate"). Except as otherwise provided herein, such interest accrued during any quarter shall be payable on the first day of the following quarter and shall be computed on the outstanding principal amount on the basis of a year of three hundred sixty (360) days and for the number of actual days elapsed.

         The principal and interest payable by the Borrower to the Lender hereunder shall be paid only in accordance with Section 6.4 of the El Conquistador Partnership L.P. Joint Venture Agreement dated January 12, 1990, as amended, and shall be deemed an Additional Loan (as such term is defined in such agreement).

         The Borrower's obligations under this Note shall be junior, subject and subordinate in all respects to the Borrower's obligations owed to Citicorp Real Estate, Inc. ("CRE") under the Assignment and Modification Agreement dated as of August 3, 1998 among Borrower, CRE, and certain other parties and the Lender shall not, without the prior written consent of CRE in each instance until the Borrower's obligations under the Assignment and Modification Agreement have been satisfied in full, exercise any rights or remedies as a result of a default hereunder of the Borrower.

         This Note may be prepaid in whole or in part at any time and from time to time prior to the maturity hereof without premium or penalty, but with accrued interest on the principal amount prepaid to the date of prepayment.

         All payments received in respect of this Note shall be applied first to interest and then to principal.

         Anything herein to the contrary notwithstanding, if the rate of interest required to be paid hereunder exceeds the rate lawfully chargeable, the rate of interest to be paid shall be automatically reduced to the maximum rate lawfully chargeable so that no amounts in excess thereof shall be




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charged, and, in the event it should be determined that any excess over such highest lawful rate has been charged or received, the Lender shall promptly refund such excess to the Borrower; provided, however, that, if lawful, any such excess shall be paid by the Borrower on behalf of the Lender as additional interest (accruing at a rate equal to the maximum legal rate minus the rate provided for hereunder) during any subsequent period when regular interest is accruing hereunder at less than the maximum legal rate.

         If this Note is not paid in full when due, the undersigned Borrower hereby agrees to pay all costs and expenses of collection including reasonable attorneys' fees and thereafter the unpaid balance hereunder shall bear interest at the Prime Rate plus 2%.

         This Note shall become immediately due and payable at the option of the Lender, without notice or demand, in the event that the Borrower is the subject of a voluntary or involuntary application for the appointment of a receiver or a petition filed under the Federal or local Bankruptcy Laws or the Borrower fails to make a payment when due and such failure shall continue for a period of ten
(10) days.

         The undersigned Borrower and all endorsers hereof, jointly and severally waive presentment, demand for payment, notice of dishonor, notice of protest, and all other notices or demands in connection herewith and assent to any extension or postponement of the time of payment or other indulgence or release of any party, whether by operation of law or otherwise.

         No delay by the holder of this Note in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise; and no waiver whatever or modification of the terms hereof shall be valid unless set forth in writing and signed by the holder of this Note. No waiver shall be deemed a continuing waiver or waiver of any subsequent breach or default, whether of the same or similar or different nature, unless expressly so stated writing.

         This Note shall be governed by and construed in accordance with the substantive law of the Commonwealth of Puerto Rico.


                                      EL CONQUISTADOR PARTNERSHIP L.P.

                                      By:      CONQUISTADOR HOLDING, INC.,
                                               A General Partner

                                      By:      /s/ Larry Vitale
                                             -----------------------------------
                                             Name:    Larry Vitale
                                             Title:   Vice President


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